EXHIBIT 23.1

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PROPALMS, INC.
Unit 7, The Maltings Castlegate
Malton, N. Yorkshire
United Kingdom  Y017 7DP



We hereby consent to the incorporation in the Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission of our report dated April 30, 2008, with respect to the financial statements of PROPALMS, INC. for the year ended January 31, 2008.

May 15, 2008

By:  /s/ Kabani & Company, Inc.
       -----------------------------------
       Kabani & Company, Inc.